Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Zila, Inc.
Phoenix, Arizona
We hereby consent to the incorporation by reference in the Form S-3 constituting a part of this Registration Statement of our reports dated October 5, 2005, relating to the consolidated financial statements and schedule, and the effectiveness of Zila, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended July 31, 2005.
We also consent to the reference to us under the caption “Experts” in the Form S-3.
BDO Seidman, LLP
Phoenix, Arizona
June 8, 2006